SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2004

CNB HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-23991	58-2362335

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7855 Northpoint Parkway, Suite 200, Alpharetta, Georgia	30022-4849

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 650-8262

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

          As previously reported on a Current Report on Form 8-K, on September 24, 2003, CNB Holdings, Inc. (the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”) with First Capital Bancorp, Inc. (“First Capital”), for a merger of equals, whereby First Capital would be merged with and into the Company (the “Merger”). The Merger Agreement, as amended on March 8, 2004, is filed herewith and incorporated by reference. On April 30, 2004, the shareholders of both the Company and First Capital approved the Merger.

          In addition to shareholder approval, completion of the merger was subject to approval by applicable regulatory authorities. As set forth in the Federal Reserve’s approval letter dated February 23, 2004, at the consummation of the Merger, the combined company and each of its subsidiary banks was required to be “well capitalized” under the regulations of the Federal Reserve. To satisfy this regulatory requirement, the Company commenced a stock offering to First Capital’s and the Company’s shareholders on a pro rata basis. Pursuant to the stock offering, which was completed on May 28, 2004, the Company issued 1,250,000 shares of the Company’s common stock at a price of $12.00 per share.

          Following the resolution of all conditions set forth in the Merger Agreement, the Merger was completed and effective as of May 28, 2004. In consideration for the Merger, each share of First Capital was converted into 10,382 shares of the Company’s common stock, resulting in the issuance of approximately 2.8 million shares of the Company’s common stock on a fully diluted basis. Each share of the Company’s common stock will remain outstanding as a share of common stock of the combined company. The Merger combines the Company’s and First Capital’s businesses under a single holding company named CNB Holdings, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

          The financial statements of First Capital required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this report is required to be filed with the SEC.

(b) Pro Forma Financial Information.

          The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that this report is required to be filed with the SEC.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 24, 2003, by and between the Company and First Capital (incorporated by reference from the Company’s Registration Statement on Form S-4 (Registration No. 333-111358)).

2.1.1	Amendment to Agreement and Plan of Merger, dated as of March 8, 2004, by and between the Company and First Capital (incorporated by reference from the Company’s Registration Statement on Form S-4 (Registration No. 333-111358)).

99.1	Press Release dated June 2, 2004 regarding completion of the Merger.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB HOLDINGS, INC (Registrant)
Date: June 9, 2004	By: /s/ H.N. Padget, Jr. H.N. Padget, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 2, 2004 regarding completion of the Merger.